As filed with the Securities and Exchange Commission on November 23, 2005
Registration No. 333-38140

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SS&C Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1338846
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

80 Lamberton Road	06095
Windsor, Connecticut
(Address of Principal Executive	(Zip Code)
Offices)
1998 Stock Incentive Plan, as amended
(Full Title of the Plan)
Stephen V.R. Whitman, Esq.
Senior Vice President and General Counsel
SS&C Technologies, Inc.
80 Lamberton Road
Windsor, Connecticut 06095
(Name and Address of Agent For Service)
(860) 298-4500
(Telephone Number, Including Area Code, of Agent For Service)
with a copy to:
John A. Burgess, Esq.
James R. Burke, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
(617) 526-6000

TERMINATION OF REGISTRATION
     This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-38140) filed on May 31, 2000, pertaining to shares of common stock of the Registrant, par value $0.01 per share (the “Common Stock”), to be offered under the 1998 Stock Incentive Plan, as amended.
     The undersigned Registrant hereby removes and withdraws from registration all shares of the Company’s Common Stock and any additional securities registered pursuant to this Registration Statement that remain unissued.

SIGNATURES

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on this 23rd day of November 2005.

SS&C TECHNOLOGIES
By:	/s/ William C. Stone
William C. Stone
Chief Executive Officer and Chairman of the Board